Exhibit 99.1

Saia Reports Second Quarter Earnings per Share of $0.52

JOHNS CREEK, GA. – July 29, 2016 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistics services, today reported second quarter 2016 financial results.

Second Quarter 2016 Compared to Second Quarter 2015 Results

•	Revenues were $312 million, a decline of 3.6%

•	LTL shipments per workday fell by 2.6% and LTL tonnage per workday declined 4.3%

•	LTL yield increased 2%, in spite of lower fuel surcharge

•	Operating income declined 30.6% from last year’s record second quarter

•	Net income was $13.3 million compared to $19.2 million

•	Diluted earnings per share were $0.52 compared to $0.75

•	Operating ratio of 93.0 compared to 90.3

“Despite the challenging freight environment, we continued to deliver a high level of service and quality to our customers. We achieved 98% on-time service in the quarter and a cargo claims ratio of 0.77%. The perceived value in those measures, by our customers, enabled us to improve our yield in the quarter. Core operations continued to reach productivity and cost savings goals, but were negatively impacted by accident expense volatility and health care self-insurance during the quarter” said Saia President and Chief Executive Officer, Rick O’Dell.

“Our continued emphasis on service and quality resulted in contractual rate renewals remaining positive, up 5.4% in the quarter,” O’Dell added.

Financial Position and Capital Expenditures

Total debt was $139.4 million at June 30, 2016 and inclusive of the cash on-hand, net debt to total capital was 23.4% compared to 20.7% at June 30, 2015. Net capital expenditures, including equipment financed with capital leases, in the first half of the year were $136.2 million compared to $73.3 million spent in the first half of 2015.

The Company currently plans net capital expenditures in 2016 of approximately $140 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 888-438-5491 or 719-325-2354 referencing conference ID #9438415. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saiacorp.com. A replay of the call will be offered two hours after the completion of the call through September 23, 2016 at 1:00 p.m. Eastern Time. The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 148 terminals in 34 states. For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

Saia, Inc. Second Quarter 2016 Results

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) cyber security risk; (26) and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. As a result of these and other factors, no assurance can be given as to our future results and achievements. A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$360	$124
Accounts receivable, net	142,331	124,222
Prepaid expenses and other	29,450	34,643

Total current assets	172,141	158,989

PROPERTY AND EQUIPMENT:
Cost	1,107,001	995,514
Less: accumulated depreciation	481,088	456,335

Net property and equipment	625,913	539,179
OTHER ASSETS	30,853	31,025

Total assets	$828,907	$729,193

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$49,679	$54,754
Wages and employees’ benefits	33,619	27,834
Other current liabilities	45,014	46,360
Current portion of long-term debt	16,627	12,432

Total current liabilities	144,939	141,380

OTHER LIABILITIES:
Long-term debt, less current portion	122,747	56,540
Deferred income taxes	71,673	67,417
Claims, insurance and other	35,352	35,967

Total other liabilities	229,772	159,924

STOCKHOLDERS’ EQUITY:
Common stock	25	25
Additional paid-in capital	233,200	230,593
Deferred compensation trust	(3,252)	(3,102)
Retained earnings	224,223	200,373

Total stockholders’ equity	454,196	427,889

Total liabilities and stockholders’ equity	$828,907	$729,193

Saia, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Quarters and Six Months Ended June 30, 2016 and 2015

(Amounts in thousands, except per share data)

(Unaudited)

	Second Quarter		Six Months
	2016	2015	2016	2015
OPERATING REVENUE	$311,905	$323,480	$601,816	$616,502

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	175,924	170,465	346,190	328,194
Purchased transportation	14,315	20,184	26,782	37,898
Fuel, operating expenses and supplies	59,026	69,165	113,066	136,310
Operating taxes and licenses	10,126	9,411	20,166	18,507
Claims and insurance	10,880	6,361	18,961	11,198
Depreciation and amortization	19,740	16,561	36,983	31,760
Operating loss, net	173	52	363	121

Total operating expenses	290,184	292,199	562,511	563,988

OPERATING INCOME	21,721	31,281	39,305	52,514

NONOPERATING EXPENSES (INCOME):
Interest expense	1,264	1,074	2,227	2,093
Other, net	(36)	(14)	(43)	(65)

Nonoperating expenses, net	1,228	1,060	2,184	2,028

INCOME BEFORE INCOME TAXES	20,493	30,221	37,121	50,486
Income tax expense	7,218	10,974	13,271	18,634

NET INCOME	$13,275	$19,247	$23,850	$31,852

Average common shares outstanding - basic	25,030	24,936	25,014	24,870

Average common shares outstanding - diluted	25,583	25,561	25,560	25,526

Basic earnings per share	$0.53	$0.77	$0.95	$1.28

Diluted earnings per share	$0.52	$0.75	$0.93	$1.25

Saia, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2016 and 2015

(Amounts in thousands)

(Unaudited)

	Six Months
	2016	2015
OPERATING ACTIVITIES:
Net cash provided by operating activities	$65,814	$67,045

Net cash provided by operating activities	65,814	67,045

INVESTING ACTIVITIES:
Acquisition of business, net of cash received	—	(22,238)
Acquisition of property and equipment	(102,140)	(56,466)
Proceeds from disposal of property and equipment	595	517

Net cash used in investing activities	(101,545)	(78,187)

FINANCING ACTIVITIES:
Repayment of long-term debt	(3,572)	(3,571)
Borrowing of revolving credit agreement, net	42,756	13,000
Proceeds from stock option exercises	248	2,629
Other financing activity	(3,465)	(1,620)

Net cash provided by financing activities	35,967	10,438

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	236	(704)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	124	4,367

CASH AND CASH EQUIVALENTS, END OF PERIOD	$360	$3,663

NON-CASH ITEMS:
Acquisition of property and equipment financed with capital leases	$34,683	$17,336

Saia, Inc. and Subsidiaries

Financial Information

For the Quarters Ended June 30, 2016 and 2015

(Unaudited)

					Second Quarter
		Second Quarter		%	Amount/Workday		%
		2016	2015	Change	2016	2015	Change
Workdays					64	64
Operating ratio		93.0%	90.3%
Tonnage (1)	LTL	919	960	(4.3)	14.36	15.00	(4.3)
	TL	182	200	(8.8)	2.85	3.12	(8.8)
Shipments (1)	LTL	1,639	1,683	(2.6)	25.60	26.29	(2.6)
	TL	26	29	(9.3)	0.40	0.45	(9.3)
Revenue/cwt. (2)	LTL	$15.73	$15.42	2.0
	TL	$5.50	$5.93	(7.2)
Revenue/shipment (2)	LTL	$176.45	$176.02	0.2
	TL	$775.05	$830.27	(6.7)
Pounds/shipment	LTL	1,121	1,141	(1.7)
	TL	14,090	14,012	0.6
Length of Haul		786	778	1.0

(1)	In thousands
(2)	Revenue does not include the adjustment required for financial statement purposes in accordance with the Company’s revenue recognition policy and other revenue.